UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2025
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Kodiak Gas Services, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Dr., 19th Floor, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(936) 539-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 11, 2025, Kodiak Gas Services, Inc. (the “Company”) issued a press release announcing that it entered into a stock repurchase agreement with Frontier TopCo Partnership, L.P. (the “Selling Stockholder”), pursuant to which the Company agreed to repurchase 1,508,750 shares of its common stock, par value $0.01 per share, at a price of $33.14 per share, for a total purchase price of $50 million (the “Repurchase”). The stock repurchase agreement contains customary representations and warranties and the Repurchase is expected to close on August 12, 2025.

A copy of the press release is attached hereto as Exhibit 99.1. The information furnished in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

No.	Description
99.1	Press Release of Kodiak Gas Services, Inc. dated August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Gas Services, Inc.

Date: August 11, 2025	By:	/s/ Kelly M. Battle
	Name:	Kelly M. Battle
	Title:	Executive Vice President, Chief Legal Officer,
Chief Compliance Officer and Corporate Secretary